[Material Contract #7]

PARTNERSHIP AGREEMENT

Between

SUNTECHNICS Fabrisolar AG, hereinafter referred to as “SUNTECHNICS”

Untere Heslibachstrasse 39 – 8700 Küsnacht – Switzerland
represented by Mr Sylvère Leu

and

SES Société d’Energie Solaire SA, hereinafter referred to as “SES”

route de Saint-Julien 129, 1228 Plan-les-Ouates – Switzerland
represented by Mr Jean-Christophe Hadorn, Administrator

Preamble

The purpose of this partnership is to create a synergy between SUNTECHNICS and SES for all their common activities, in the implementation of photovoltaic projects and the production of photovoltaic modules.

Partnership

SUNTECHNICS will provide SES with logistical support, technology and know-how.

In exchange, SES will provide SUNTECHNICS with the use of its generating system for researching and developing new photovoltaic modules and its know-how.

With regard to national and/or international invitations to tender, SUNTECHNICS and SES may compete jointly under a single company name, which will be determined based on the location of the adjudication and the most favourable business strategy.

In order to guarantee that their joint projects have every chance of success, SUNTECHNICS and SES agree to offer each other the benefit of the best prices and advantages they can obtain in order to carry out their projects.

Nonetheless, SUNTECHNICS and SES are under no obligation to collaborate and remain free in the choice of their projects, their participation and their suppliers.

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Commercial exchanges

SUNTECHNICS may market all SES’s products at competitive prices (Sunslate, frameless panels, special panels, etc.)

SES will have exclusive rights for all of French-speaking Switzerland to the products represented in Switzerland by SUNTECHNICS (Sunpower, Suncheck, Sunreader, SP inverter, Suntechnics modules), at competitive prices and within competitive timeframes.

The 1 MWp Stade project will be carried out by SES and SUNTECHNICS.

The other projects in Geneva will be carried out by SES and SUNTECHNICS and, if required, with Voltwerk.

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As a general rule:

SES:	acquisition, sales, installation, production, modules with RWE Schott Solar cells
SUNTECHNICS:

engineering, construction, standard modules if they are less expensive than and of equal quality to those produced by RWE Schott Solar, inverters if the price-quality ratio is equal to that of Solarmax, help with installation

Production line

SES plans to produce traditional modules and, if possible, to produce Sunpower modules (or do Swiss finishing) of a high quality and produced with as much automation as possible, in its future plant in Plan-les-Ouates.

Based on parameters to be defined (price, quantity, quality, etc.) it is in the interest of SUNTECHNICS to purchase from SES or have SES produce 1 to 15 MW. SES will establish a business plan to do this.

SUNTECHNICS agrees to provide Sunpower cells for the Sunslate, with a world product mandate, excluding the USA.

SUNTECHNICS may provide Sunpower strings (if it so desires) so that SES can produce Sunpower modules with the label “Made in Switzerland”.

SES will benefit from SUNTECHNICS’ know-how.

Advertising

SUNTECHNICS and SES agree that their partnership will be mentioned in their respective informational materials (letterhead, publications, websites, etc.).

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Confidentiality clause

SUNTECHNICS and SES share a commitment not to divulge, use or publish information concerning the manufacturing or business secrets they may learn in the course of their partnership. This clause remains valid for 2 years in case the present agreement is rescinded.

Duration of the agreement

The duration of the present agreement is set at two years, beginning on the date on which it is signed. SUNTECHNICS and SES have the option to terminate this agreement three months before it expires; otherwise, the agreement will be renewed from year to year, with three-month notice of termination, by registered mail.

Applicable law and jurisdiction

Any dispute between the parties regarding the interpretation and execution of the present agreement shall be submitted to the ordinary courts of the Canton of Geneva, unless an appeal is lodged with the Federal Court in Lausanne.

Swiss law shall apply.

So executed at Plan-les-Ouates, in duplicate, on September 29, 2004

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SUNTECHNICS Fabrisolar AG [signed] Sylvère Leu Administrator	SES Société d’Energie Solaire SA [signed] Jean-Christophe Hadorn Administrator
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